EXHIBIT 23












CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No.333-47200 of General Motors Corporation on Form S-8 of our report dated June 30, 2005, appearing in this Annual Report on Form 11-K of the Saturn Individual Savings Plan for Represented Members for the year ended December 31, 2004.



/s/DELOITTE & TOUCHE LLP
------------------------
DELOITTE & TOUCHE LLP
Nashville, Tennessee
June 30, 2005




























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